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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in META Group, Inc.'s Registration Statements Nos. 33-80539, 333-1854 and 333-68323 on Form S-8, and No. 333-45324 on Form S-3 of our report dated March 13, 2001 (March 30, 2001 as to Note 9) and appearing on page 41 of this Annual Report on Form 10-K for the year ended December 31, 2000.


   DELOITTE & TOUCHE LLP

   Stamford, Connecticut
   April 2, 2001